SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 6, 2001
                                                         ---------------

                                  CIMNET, INC.
              -----------------------------------------------------
              Exact name of registrant as specified in its charter)


        Delaware                    0-22597                     52-2075851
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     (State or other              (Commission                  (IRS Employer
     jurisdiction of               File Number)              Identification No.)
        Formation)



                    946 West Penn Avenue, Robesonia, PA    19551
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               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (610) 693-3114
                                                           --------------

           ----------------------------------------------------------
          (Former name or former address, if changes since last report)

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
Item 5.    Other Events

           On December 6, 2001, the Board of Directors (the "Board") of CIMNET, Inc. (the "Company") approved the expansion of the Board from three (3) members to five (5) members and the appointment of Mr. Mark Finkle and Edmund Steinike to the Board. As previously reported, under that certain Purchase Agreement dated August 31, 2001 between the Company and General Electric Company ("GE"), the Company is required to appoint a nominee of GE to the Board. Accordingly, Mr. Steinike, the GE nominee, has been appointed as a director of the Company. Messrs. Finkle and Steinike shall serve on the Board until the next annual meeting of stockholders, and thereafter, until their successors are duly elected and qualified or until their earlier resignations or removal.

           Certain biographical information regarding Messrs. Finkle and Steinike are set forth below.

Mr. Finkle
----------

Mr. Finkle was a Member of the New York Stock Exchange from 1954 to 1999. Throughout his time as a member of the NYSE, Mr. Finkle provided consultation services to various businesses and was also a private investor. In addition, he also served as Director of Hain Foods, a food company, and In Home Health, a home healthcare company.

Edmund Steinike
---------------

Mr. Steinike has served GE for over 25 years, most recently as the CIO of GE Energy Products. Previously, Mr. Steinike served as the CIO for GE Power Systems Enterprise Systems Group. In addition, he has also served as CIO of GE Energy Services and as the Director of eCommerce for GE Energy Services. Mr. Steinike earned a Bachelor of Science degree in Electrical Engineering from Marquette University.


Item 7.    Financial Statements and Exhibits

A.    Press Release, dated December 19, 2001.


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

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                        CIMNET, INC.



                                    By: /s/ John D. Richardson
                                        ----------------------------------------
                                        Name:  John D. Richardson, III
                                        Title: Chief Executive Officer



Dated:  December 19, 2001

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